2 TO 1 COMPARISON

        A Norfolk Southern-Conrail combination will create a stronger, more competitive transportation market in the East and a far more balanced freight rail system than the proposed CSX/Conrail merger. Norfolk Southern will preserve competitive rail service in dozens of cities currently being served by two railroads. A merger between CSX and Conrail would reduce competition, eliminating competitive service in 64 cities, including Philadelphia, Baltimore, Youngstown, and Pittsburgh -- cities now served by both CSX and Conrail. CSX also has refused to address the issue of competition in major markets or to fix the egregious market dominance that would result from a CSX/Conrail combination.

        The following is a comparison under both merger scenarios of
         2 to 1  points -- cities that now have competitive service from two railroads that would receive service from one after a merger and small railroads that would lose competitive connections to the national rail network:

                               NS/CR                CSX/CR

        CITIES OVER 100,000
        POPULATION (IN 1990)   Erie, PA             Baltimore, MD
                               Fort Wayne, IN       Dayton, OH
                                                    Grand Rapids, MI
                                                    Indianapolis, IN
                                                    Philadelphia, PA
                                                    Pittsburgh, PA
                                                    Youngstown, OH

        TOTAL  "2-TO-1"        38                   64
        CITIES

        TOTAL  "2-TO-1"        1                    18
        SHORTLINES

        11/12/96




                               2 TO 1 STATIONS

     There may be additional cities which are not 2-1 but who have 2-1 customers.

     Includes cities where NS and CR are the only railroads, or there is a shortline without direct connection to another Class I. Does not include stations on shortlines that become 2-to-1 stations.

NS/CR                                CSX/CR

DELAWARE                             DELAWARE

None                                 Newark
                                     Wilmington (multiple
                                     stations)

ILLINOIS                             ILLINOIS

Normal                               Momence

INDIANA                              INDIANA
Alexandria                           Crawfordsville
Altamont (Lafayette)                 Greencastle
Butler (not mini-mill)               Indianapolis (multiple

                                     stations)

Claypool                             Porter
Fort Wayne                           Shelby
Hartford City                        St. John
LaPorte
Muncie
Red Key
Wabash
Warsaw

MARYLAND                             MARYLAND

None                                 Aberdeen
                                     Baltimore (multiple
                                     stations)
                                     Halethorpe
                                     Sparrows Point

MICHIGAN                             MICHIGAN

None                                 Carleton
                                     Grand Rapids (multiple
                                     stations)
                                     Wayne
                                     Wyoming

NEW YORK                             NEW YORK
Brocton                              None
Dunkirk
Ripley
Silver Creek
Westfield

OHIO                                 OHIO
Avon Lake                            Ashtabula Harbor
Bucyrus                              Bellaire
Fairlane                             Cheshire
Findlay                              Cuyahoga Falls
Geneva                               Dayton
Lewis Center                         Elyria
Madison                              Galatea
Mentor                               Girard
Mortimer                             Goodman
N. Findlay                           Grafton
Oak Harbor                           Haselton
Painesville                          Kanauga
Perry                                Lordstown
Sandusky                             Miamisburg
Saybrook                             Middletown
Vermillion                           Niles
Wickliffe                            N. Warren
Willoughby                           Parma
Worthington                          Ravenna
                                     Sidney
                                     Struthers (MVRY)
                                     Upper Sandusky
                                     Warren
                                     Youngstown (multiple
                                     stations)

PENNSYLVANIA                         PENNSYLVANIA
Erie (EEC)                           Beaver Falls
North East                           Bessemer (URR)

                                     Braddock (URR)
                                     Brownsville
                                     Brownsville Jct.
                                     Chambersburg
                                     Chester
                                     Darby
                                     Hays
                                     Homestead (URR)
                                     Johnstown (C&BL)
                                     Koppel
                                     Lurgan
                                     McKees Rocks
                                     Monongahela
                                     Munhall (URR)
                                     New Castle (ISS)
                                     Philadelphia (multiple
                                     stations)
                                     Pittsburgh (multiple
                                     stations)
                                     Wampum

WEST VIRGINIA                        WEST VIRGINIA

None                                 Charleston
                                     Point Pleasant
                                     Rivesville

SHORTLINE CONNECTIONS                SHORTLINE CONNECTIONS

East Erie Commercial                 Ashland Railway
                                     Canton Railway
                                     Conemaugh and Black Lick RR
                                     Delaware Valley Railway
                                     Gettysburg Railroad
                                     Grand Rapids Eastern RR
                                     Indiana and Ohio RR (Mason
                                     Line)
                                     ISS Rail
                                     McKeesport Connecting RR
                                     Maryland and Pennsylvania RR
                                     Mahoning Valley Railway
                                     Patapsco and Back Rivers RR
                                     R.J. Corman - Cleveland Line
                                     Southwestern Pennsylvania RR
                                     Union RR
                                     Vaughan RR
                                     Youngstown and Trumbull RR
                                     Yorkrail